SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): March 15, 2007
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or Other Jurisdiction of Incorporation)	0-29392 (Commission File Number)	88-0379834 (I.R.S. Employer Identification No.)
4415 Caribou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into Material Definitive Agreements.
On March 15, 2007, Calais Resources, Inc. (the “Corporation”) entered into a Note and Trust Deed Modification Agreement (the “Agreement”) with Duane A. Duffy, Glenn E. Duffy, James Ober and Luke Garvey, holders of a Promissory Note made by the Corporation and its Nevada subsidiary, Calais Resources Colorado, Inc. (“Calais-Colorado”) effective August 1, 2005, in the principal amount of $807,605.11 (the “Note”). The Promissory Note held by the Duffy Group is secured by the Corporation’s Cross-Caribou properties in Boulder County, Colorado. The Corporation and Calais-Colorado had been in default on payment of the Note, which was due on October 1, 2006. The Agreement amends the payment terms of the Note to stop the accrual of a default rate of interest amounting to 24 percent per annum on the past due amount and to provide that, the Corporation and Calais Colorado shall pay the holders $200,000 on of before March 15, 2007 and $75,000 by the 15th of each succeeding month until the Note is paid in full. The Parties agreed that the Noteholders would allow the Corporation a reasonable grace period in which to make the initial payment under the Agreement, due March 15, 2007. The Company currently expects to make such payment by March 23, 2007. After the initial payment, the principal remaining on the Notes will be $710,676.76, plus accrued interest at an interest rate of 15.9 % APR of $53,836.03. The Agreement further provides that the Holders shall be issued a total of 500,000 shares of the Corporation’s common stock in consideration of their forbearance, as described below under Item 3.02. , In further consideration for the Agreement, the Corporation also agreed to extend from April 28, 2008 until March 15, 2012 the exercise period provided for certain warrants issued on or about April 28, 2006 to Duane A. Duffy, Glenn E. Duffy, and Jason A. Duffy, as further described in Item 3.02.
Item 3.02. Unregistered Sales of Equity Securities.
On March 15, 2007, the Corporation agreed to issue a total of 500,000 shares of the Corporation’s common stock to Duane A. Duffy, Glenn E. Duffy Revocable Living Trust, James Ober and Luke Garvey in consideration of their agreement to enter into the Note and Trust Deed Modification Agreement described above in Item 1.01. As additional consideration for the Agreement, the Corporation agreed to extend from April 28, 2008 until March 15, 2012 the exercise period provided on a total of 875,000 warrants issued on or about April 28, 2006 to Duane A. Duffy, Glenn E. Duffy, and Jason A. Duffy, each warrant entitling the holder thereof to purchase one share of the Corporation’s restricted common stock at an exercise price of US$0.25 per share.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)
March 19, 2007	By:	/s/ David K. Young
David K. Young, Chief Executive Officer